Exhibit 23.5

Consent of Independent Auditors
The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 31, 2014, with respect to the combined balance sheet of KW Funds - 303 North Glenoaks, LLC and KW Funds - 6100 Wilshire, LLC as of December 31, 2013, the related combined statements of operations, members’ capital and cash flows for the year ended December 31, 2013, and the related notes to the combined financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the reports of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2014 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 27, 2015